Exhibit 99.1

Callaway Golf Announces Record Sales and More Than a 100% Increase in Earnings for 2007

CARLSBAD, Calif.--(BUSINESS WIRE)--Callaway Golf Company (NYSE:ELY) today announced its financial results for the fourth quarter and full year ended December 31, 2007. Highlights for the full year of 2007 included:

  Net sales increased 10% to a record $1.125 billion, compared to $1.018 billion for the same period in 2006.
  Fully diluted earnings per share of $0.81 on 67.5 million shares, an increase of 138% compared to fully diluted earnings per share of $0.34 on 68.5 million shares in 2006.
  Fully diluted earnings per share for 2007 included after-tax charges of $0.08 for gross margin improvement initiatives. Similarly, full year 2006 included after-tax charges of $0.04 for the integration of Top-Flite, $0.03 for restructuring, and $0.02 for gross margin improvement initiatives. Excluding these charges, the Company’s pro forma fully diluted earnings per share for 2007 would have been $0.89, an increase of 107% compared to $0.43 for 2006.
  Gross profit for 2007 was $493.2 million or 44% of net sales compared to $398.1 million or 39% of net sales a year ago. The increase was primarily the result of gross margin improvement initiatives announced in 2006 as well as an increased mix of higher margin drivers and X-20 irons.
  Operating expenses for 2007 were $403.0 million or 36% of net sales compared to $361.0 million or 35% of net sales in 2006. The increase was due primarily to higher employee annual incentive compensation expense related to the Company’s significantly improved financial performance as well as an increase in marketing expense to support the Top-Flite re-launch.

Highlights for the fourth quarter included:

  Net sales were $174.4 million, a 3% decrease compared to $179.9 million for the same period in 2006, which included significantly more sales from new product launches.
  Loss per share of $0.25 on 63.8 million shares, compared to a loss per share of $0.15 on 67.0 million shares in the fourth quarter of 2006.
  The 2007 fourth quarter loss per share included an after-tax charge of $0.01 related to gross margin improvement initiatives announced in November 2006. The fourth quarter of 2006 also included after-tax charges of $0.01 for gross margin improvement initiatives and $0.01 for the restructuring charges announced in 2005. Excluding these charges, the Company’s pro forma loss per share for the fourth quarter of 2007 would have been $0.24, as compared to pro forma loss per share of $0.13 in the prior period.
  Gross profit for the fourth quarter of 2007 was $63.4 million or 36% of net sales compared to $58.8 million or 33% of net sales for the fourth quarter of 2006.
  Operating expenses for the fourth quarter of 2007 were $92.0 million compared to $79.9 million for the same period in 2006.

“We have made significant progress improving operations and profitability in 2007,” announced George Fellows, President and CEO. “Specifically, we were able to re-gain woods market share, re-launch the Top-Flite Brand with the successful introduction of the D2 golf ball, and grow our accessories business. In addition, we made significant progress in improving profitability, increasing our gross margins by five percentage points, which contributed to a $135 million increase in cash from operations.”

“While pleased with our progress so far, we continue to focus on improvement,” continued Mr. Fellows. “We have a strong line-up of 2008 products including our recently announced I-Mix driver with its state of the art technology aimed at providing the best and most flexible performance possible for our consumers. Another area we are targeting is supply chain management, where we’ve made tremendous progress in 2007 but believe there is still room to drive efficiencies. With this strong portfolio of products along with improved operations, we feel well positioned to sustain the momentum we enjoyed in 2007.”

Business Outlook

The Company estimates that its full year 2008 net sales will be in the range of $1.145 to $1.165 billion. The Company also estimates that its 2008 full year pro forma fully diluted earnings per share will be in the range of $1.08 to $1.18, which represents an estimated increase of 21% to 33% as compared to the Company’s pro forma fully diluted earnings per share in 2007 of $0.89 as discussed above. Estimated pro forma earnings for 2008 exclude estimated charges of approximately $0.08 per share related to the Company’s gross margin initiatives.

The Company’s earnings per share estimates for 2008 assume a base of 67.0 million shares.

The Company will be holding a conference call at 2:00 p.m. PST today. The call will be broadcast live over the Internet and can be accessed at www.callawaygolf.com. To listen to the call, please go to the website at least 15 minutes before the call to register and for instructions on how to access the broadcast. A replay of the conference call will be available approximately three hours after the call ends, and will remain available through 9:00 p.m. PST on Thursday, February 7, 2008. The replay may be accessed through the Internet at www.callawaygolf.com or by telephone by calling 1-800-475-6701 toll free for calls originating within the United States or 320-365-3844 for International calls. The replay pass code is 908304.

Disclaimer: Statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to estimated sales and earnings for 2008, and the estimated charges for the Company’s gross margin initiatives, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These estimates and statements are based upon current information and expectations. Accurately estimating the Company’s future financial performance is based upon various unknowns including consumer acceptance and demand for the Company’s current or new products as well as future consumer discretionary purchasing behavior, which can be significantly adversely affected by unfavorable economic or market conditions. Actual results may differ materially from those estimated or anticipated as a result of these unknowns or other risks and uncertainties, including delays, difficulties or increased costs in the supply of components needed to manufacture the Company’s products, in manufacturing the Company’s products, or in connection with the implementation of the Company’s planned gross margin initiatives or the implementation of future initiatives; adverse weather conditions and seasonality; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand or supply of the Company’s products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company’s products or on the Company’s ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company’s business, see Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Regulation G: The financial results reported in this press release have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). In addition to the GAAP results, the Company has also provided additional information concerning its results, which includes certain financial measures not prepared in accordance with GAAP. The non-GAAP financial measures included in this press release exclude charges associated with the integration of the Callaway Golf Company and Top-Flite Golf Company operations, charges related to the September 2005 restructuring initiatives, and charges related to the Company’s gross margin initiatives. These non-GAAP financial measures should not be considered a substitute for any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management believes that the presentation of such non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provides additional useful information concerning the Company’s operations without these charges. The Company has provided reconciling information in the text of this press release and in the accompanying schedules.

About Callaway Golf

Through an unwavering commitment to innovation, Callaway Golf Company (NYSE:ELY) creates products and services designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf®, Odyssey®, Top-Flite®, and Ben Hogan® brands in more than 110 countries worldwide. For more information please visit www.callawaygolf.com or www.shop.callawaygolf.com.

Callaway Golf Company
Consolidated Condensed Balance Sheets
(In thousands)
(Unaudited)

	December 31,
	2007	2006

ASSETS
Current assets:
Cash and cash equivalents	$49,875	$46,362
Accounts receivable, net	112,064	118,133
Inventories, net	253,001	265,110
Deferred taxes	42,219	32,813
Income taxes receivable	9,232	9,094
Other current assets	30,190	21,688
Total current assets	496,581	493,200

Property, plant and equipment, net	128,036	131,224
Intangible assets, net	173,045	175,159
Deferred taxes	27,028	18,821
Other assets	32,273	27,543
	$856,963	$845,947

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$130,410	$111,360
Accrued employee compensation and benefits	44,245	18,731
Accrued warranty expense	12,386	13,364
Credit facilities	36,507	80,000
Total current liabilities	223,548	223,455

Long-term liabilities	63,207	43,388

Minority interest	1,978	1,987

Shareholders' equity	568,230	577,117
	$856,963	$845,947
Callaway Golf Company
Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Quarter Ended December 31,
	2007		2006

Net sales	$174,418	100%	$179,884	100%
Cost of sales	111,047	64%	121,112	67%
Gross profit	63,371	36%	58,772	33%
Operating expenses:
Selling	59,951	34%	52,404	29%
General and administrative	23,921	14%	20,483	11%
Research and development	8,169	5%	6,999	4%
Total operating expenses	92,041	53%	79,886	44%
Loss from operations	(28,670)	-16%	(21,114)	-12%
Other income (expense), net	98		(28)
Loss before income taxes	(28,572)	-16%	(21,142)	-12%
Income tax benefit	(12,415)		(10,948)
Net loss	$(16,157)	-9%	$(10,194)	-6%

Loss per common share:
Basic	($0.25)		($0.15)
Diluted	($0.25)		($0.15)
Weighted-average shares outstanding:
Basic	63,765		66,993
Diluted	63,765		66,993

	Year Ended December 31,
	2007		2006

Net sales	$1,124,591	100%	$1,017,907	100%
Cost of sales	631,368	56%	619,832	61%
Gross profit	493,223	44%	398,075	39%
Operating expenses:
Selling	281,960	25%	254,526	25%
General and administrative	89,060	8%	79,709	8%
Research and development	32,020	3%	26,785	3%
Total operating expenses	403,040	36%	361,020	35%
Income from operations	90,183	8%	37,055	4%
Other expense, net	(1,908)		(2,057)
Income before income taxes	88,275	8%	34,998	3%
Income tax provision	33,688	3%	11,708
Net income	$54,587	5%	$23,290	2%

Earnings per common share:
Basic	$0.82		$0.34
Diluted	$0.81		$0.34
Weighted-average shares outstanding:
Basic	66,371		67,732
Diluted	67,484		68,503
Callaway Golf Company
Consolidated Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended December 31,
	2007	2006
Cash flows from operating activities:
Net income	$54,587	$23,290
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,326	32,274
Non-cash share-based compensation	10,851	11,921
Deferred taxes	904	673
Loss (gain) on disposal of assets	(4,731)	1,135
Changes in assets and liabilities, net of effects from acquisitions	55,045	(52,312)
Net cash provided by operating activities	151,982	16,981

Cash flows from investing activities:
Capital expenditures	(32,930)	(32,453)
Proceeds from sale of capital assets	11,460	469
Investment in golf related ventures	(3,698)	(10,008)
Business acquisitions, net of cash acquired	-	374
Net cash used in investing activities	(25,168)	(41,618)

Cash flows from financing activities:
Issuance of common stock	48,035	9,606
Dividends paid, net	(18,755)	(19,212)
Acquisition of treasury stock	(114,795)	(52,872)
Tax benefit from exercise of stock option	6,031	884
Proceeds from (payments on) credit facilities, net	(43,493)	80,000
Other financing activities	(9)	1,971
Net cash (used in) provided by financing activities	(122,986)	20,377

Effect of exchange rate changes on cash and cash equivalents	(315)	1,141
Net increase (decrease) in cash and cash equivalents	3,513	(3,119)
Cash and cash equivalents at beginning of period	46,362	49,481
Cash and cash equivalents at end of period	$49,875	$46,362
Callaway Golf Company
Consolidated Net Sales and Operating Segment Information
(In thousands)
(Unaudited)

	Net Sales by Product Category
	Quarter Ended					Year Ended
	December 31,		Growth/(Decline)			December 31,		Growth/(Decline)
	2007	2006	Dollars	Percent		2007	2006	Dollars	Percent
Net sales:					Net sales:
Woods	$32,291	$39,321	$(7,030)	-18%	Woods	$305,880	$266,478	$39,402	15%
Irons (1)	45,811	45,286	525	1%	Irons	309,594	287,960	21,634	8%
Putters	20,542	17,569	2,973	17%	Putters	109,068	102,714	6,354	6%
Golf balls	37,724	47,250	(9,526)	-20%	Golf balls	213,064	214,783	(1,719)	-1%
Accessories and other (1)	38,050	30,458	7,592	25%	Accessories and other	186,985	145,972	41,013	28%
	$174,418	$179,884	$(5,466)	-3%		$1,124,591	$1,017,907	$106,684	10%

(1) Prior periods have been restated to reflect current period classification.
	Net Sales by Region
	Quarter Ended					Year Ended
	December 31,		Growth/(Decline)			December 31,		Growth/(Decline)
	2007	2006	Dollars	Percent		2007	2006	Dollars	Percent
Net sales:					Net sales:
United States	$85,053	$95,772	$(10,719)	-11%	United States	$597,569	$566,600	$30,969	5%
Europe	26,046	26,264	(218)	-1%	Europe	193,336	159,886	33,450	21%
Japan	23,207	22,313	894	4%	Japan	120,148	105,705	14,443	14%
Rest of Asia	17,127	14,741	2,386	16%	Rest of Asia	86,133	75,569	10,564	14%
Other foreign countries	22,985	20,794	2,191	11%	Other foreign countries	127,405	110,147	17,258	16%
	$174,418	$179,884	$(5,466)	-3%		$1,124,591	$1,017,907	$106,684	10%

	Operating Segment Information
	Quarter Ended					Year Ended
	December 31,		Growth/(Decline)			December 31,		Growth/(Decline)
	2007	2006	Dollars	Percent		2007	2006	Dollars	Percent
Net sales:					Net sales:
Golf clubs	$136,694	$132,634	$4,060	3%	Golf clubs	$911,527	$803,124	$108,403	13%
Golf balls	37,724	47,250	(9,526)	-20%	Golf balls	213,064	214,783	(1,719)	-1%
	$174,418	$179,884	$(5,466)	-3%		$1,124,591	$1,017,907	$106,684	10%

Income before provision for income taxes:
Golf clubs	$(4,096)	$(94)	$(4,002)	-4257%	Golf clubs	$151,759	$101,837	$49,922	49%
Golf balls	(7,699)	(4,615)	(3,084)	-67%	Golf balls	902	(6,396)	7,298	114%
Reconciling items (2)	(16,777)	(16,433)	(344)	-2%	Reconciling items (2)	(64,386)	(60,443)	(3,943)	-7%
	$(28,572)	$(21,142)	$(7,430)	-35%		$88,275	$34,998	$53,277	152%

(2) Represents corporate general and administrative expenses and other income (expense) not utilized by management in determining segment profitability.
Callaway Golf Company
Supplemental Financial Information
(In thousands, except per share data)
(Unaudited)

	Quarter Ended December 31,			Quarter Ended December 31,
	2007			2006

	Pro Forma Callaway Golf	Gross Margin Improvement Initiatives	Total as Reported	Pro Forma Callaway Golf	Gross Margin Initiatives	Integration Charges	Restructur- ing Charges	Total as Reported
Net sales	$174,418	$-	$174,418	$179,884	$-	$-	$-	$179,884
Gross profit	64,797	(1,426)	63,371	60,496	(1,504)	(85)	(135)	58,772
% of sales	37%	n/a	36%	34%	n/a	n/a	n/a	33%
Operating expenses	92,041	-	92,041	78,683	-	(84)	1,287	79,886
Loss from operations	(27,244)	(1,426)	(28,670)	(18,187)	(1,504)	(1)	(1,422)	(21,114)
Other income (expense), net	98	-	98	(28)	-	-	-	(28)
Loss before income taxes	(27,146)	(1,426)	(28,572)	(18,215)	(1,504)	(1)	(1,422)	(21,142)
Income tax benefit	(11,900)	(515)	(12,415)	(9,685)	(595)	(64)	(604)	(10,948)
Net income (loss)	$(15,246)	$(911)	$(16,157)	$(8,530)	$(909)	$63	$(818)	$(10,194)

Diluted earnings (loss) per share:	$(0.24)	$(0.01)	$(0.25)	$(0.13)	$(0.01)	$0.00	$(0.01)	$(0.15)
Weighted-average shares outstanding:	63,765	63,765	63,765	66,993	66,993	66,993	66,993	66,993

	Year Ended December 31,			Year Ended December 31,
	2007			2006

	Pro Forma Callaway Golf	Gross Margin Improvement Initiatives	Total as Reported	Pro Forma Callaway Golf	Gross Margin Initia- tives	Integra- tion Charges	Restructur- ing Charges	Total as Reported
Net sales	$1,124,591	$-	$1,124,591	$1,017,907	$-	$-	$-	$1,017,907
Gross profit	502,124	(8,901)	493,223	403,670	(1,853)	(3,451)	(291)	398,075
% of sales	45%	n/a	44%	40%	n/a	n/a	n/a	39%
Operating expenses	403,040	-	403,040	357,700	-	588	2,732	361,020
Income (loss) from operations	99,084	(8,901)	90,183	45,970	(1,853)	(4,039)	(3,023)	37,055
Other expense, net	(1,908)	-	(1,908)	(2,057)	-	-	-	(2,057)
Income (loss) before income taxes	97,176	(8,901)	88,275	43,913	(1,853)	(4,039)	(3,023)	34,998
Income tax provision	37,115	(3,427)	33,688	15,140	(713)	(1,555)	(1,164)	11,708
Net income (loss)	$60,061	$(5,474)	$54,587	$28,773	$(1,140)	$(2,484)	$(1,859)	$23,290

Diluted earnings (loss) per share:	$0.89	$(0.08)	$0.81	$0.43	$(0.02)	$(0.04)	$(0.03)	$0.34

Weighted-average shares outstanding:	67,484	67,484	67,484	68,503	68,503	68,503	68,503	68,503

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA):

	2007 Trailing Twelve Months EBITDA					2006 Trailing Twelve Months EBITDA
	Quarter Ended					Quarter Ended
	March 31,	June 30,	September 30,	December 31,		March 31,	June 30,	September 30,	December 31,
	2007	2007	2007	2007	Total	2006	2006	2006	2006	Total
Net income (loss)	$32,836	$36,639	$1,269	$(16,157)	$54,587	$22,861	$22,539	$(11,916)	$(10,194)	$23,290
Interest expense (income), net	1,677	1,672	29	(216)	3,162	533	1,522	1,132	905	4,092
Income tax provision (benefit)	21,682	23,591	830	(12,415)	33,688	13,797	14,934	(6,075)	(10,948)	11,708
Depreciation and amortization expense	9,009	8,591	9,864	7,862	35,326	7,290	7,935	8,736	8,313	32,274
EBITDA	$65,204	$70,493	$11,992	$(20,926)	$126,763	$44,481	$46,930	$(8,123)	$(11,924)	$71,364

Callaway Golf Product Launch Schedule

	2007		2008
Major First Half Launches:
Drivers:		Drivers:
• Big Bertha 460 Drivers	Feb-2007	• Hyper X Drivers	Jan-2008
• FT-5 Drivers	Feb-2007 (Phased sell-in early Q2)	• Big Bertha Womens Drivers	Jan-2008
• FT-I Drivers	Feb-2007 (Phased sell-in early Q2)	• FT-I (Low Trajectory)	Feb-2008
• Hyper ERC Drivers (Japan Only)	Feb-2007	• Legacy Driver (Asia Only)	Feb-2008
		• IMIX Drivers	Mar-2008

Fairway Woods:		Fairway Woods:
• X Hot Fwy Woods	Jan-2007	• Big Bertha Womens Fwy Woods	Jan-2008
• Big Bertha Fwy Woods	Feb-2007	• Hyper X Fwy Woods	Jan-2008
		• Fusion Fwy Woods	Jan-2008
		• FT-I Fwy Woods	Mar-2008

Hybrids:		Hybrids:
• X Hybrids	Jan-2007	• FT Hybrids	Feb-2008

Irons/Wedges:		Irons/Wedges:
• X-20 Irons	Jan-2007	• Big Bertha Irons	Jan-2008
• X Forged Irons	Mar-2007	• Fusion Irons	Jan-2008
		• Big Bertha Womens Irons	Jan-2008
		• X Forged Wedges	Jan-2008
		• FI i-brid Irons	Apr-2008

Putters:		Putters:
• Whitehot XG TwoBall SRT Putters	Feb-2007	• Black Series Insert Putters	Jan-2008
• Black Series Putters	Mar-2007	• Sabertooth Putters	Mar-2008
• Whitehot XG Marksman Putters	Apr-2007	• Whitehot Tour Putters	Apr-2008

Balls:		Balls:
• Top-Flite D2 Balls	Jan-2007	• Top-Flite Gamer Balls	Jan-2008
• HX Hot Balls	Jan-2007	• Top-Flite Freak Balls	Jan-2008
• Big Bertha Balls	Jan-2007	• Top-Flite XL '08 Balls	Jan-2008
• Warbird Balls	Jan-2007	• Top-Flite XL 5000 Balls	Jan-2008
		• Tour ix Balls	Feb-2008
		• HX Hot Bite Balls	Feb-2008
		• Legacy Balls (Asia Only)	Mar-2008

Other:		Other:
• None		• GEM Sets	Jan-2008

Callaway Golf Product Launch Schedule

	2007		2008
Major Second Half Launches:
Drivers:		Drivers:
• None		• No public information available

Fairway Woods:		Fairway Woods:
• None		• No public information available

Hybrids:		Hybrids:
• None		• No public information available

Irons/Wedges:		Irons/Wedges:
• Marxman Chipper	Oct-2007	• No public information available

Putters:		Putters:
• Divine Line	Nov-2007	• No public information available
• Black Series Insert	Nov-2007

Balls:		Balls:
• None		• Tour i Balls	Jul-2008

Other:		Other:
• TF Packaged Sets	Dec-2007	• No public information available

CONTACT:
Callaway Golf Company
Brad Holiday
Patrick Burke
Michele Szynal
(760) 931-1771